As filed with the Securities and Exchange Commission on August 21, 2015
Registration No. 333-189507

      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NMI HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6351	45-4914248
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	2100 Powell Street, 12th Floor
	Emeryville, CA 94608
	(855) 530-6642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William  J. Leatherberry
EVP, General Counsel
2100 Powell Street, 12th Floor
Emeryville, CA 94608
(510) 858-0410

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

David E. Shapiro, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1000 Facsimile: (212) 403-2000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated Filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On June 21, 2013, NMI Holdings, Inc. (the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC), Registration Number 333-189507, as amended by Amendment No. 1 to Form S-1 filed on August 9, 2013, Amendment No. 2 to Form S-1 filed on September 11, 2013, Amendment No. 3 to Form S-1 filed on November 19, 2013 and Amendment No. 4 to Form S-1 filed on December 3, 2013 (collectively the “Registration Statement”), to register the resale by the selling stockholders named in the Registration Statement of 51,101,434 shares of Class A common stock of the Company (the “Common Stock”). The Registration Statement was declared effective on December 6, 2013.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that have not been sold pursuant to the Registration Statement as of the date hereof, because the Company’s contractual obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of Common Stock covered by the Registration Statement which remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on August 21, 2015.

NMI HOLDINGS, INC. (Registrant)
By: /s/ Bradley M. Shuster
Name: Bradley M. Shuster Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bradley M. Shuster	Chairman and Chief Executive Officer	August 21, 2015
Bradley M. Shuster	(Principal Executive Officer)

/s/ Glenn M. Farrell	Chief Financial Officer	August 21, 2015
Glenn M. Farrell	(Principal Financial and Accounting Officer)

*	Director	August 21, 2015
Steven L. Scheid

*	Director	August 21, 2015
James G. Jones

*	Director	August 21, 2015
John Brandon Osmon

*	Director	August 21, 2015
Michael Montgomery

*	Director	August 21, 2015
Michael Embler

*	Director	August 21, 2015
James H. Ozanne

* By:     /s/ Bradley M. Shuster
Bradley M. Shuster
Attorney-in-Fact